Consent of Independent Registered Public Accounting Firm
Michael F. Cronin
Certified Public Accountant
Orlando, Florida

Board of Directors and Shareholders
Silver Star Capital Holdings, Inc.
Orlando, Florida

I consent to the use of my report dated September 10, 2007 in the Registration Statement on Form SB-2 of Silver Star Capital Holdings, Inc. for the registration of 4,000,000 shares of common stock  and to the reference to the undersigned under the heading “Experts” therein.

October 19, 2007

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant
Orlando, Florida